LEASE

                                     Between

                               STEPAR LEASING, LLC
                                    Landlord

                                       and

                        AMERICAN TECHNICAL CERAMICS CORP.
                                     Tenant

                        Effective as of September 1, 2002

                                TABLE OF CONTENTS
                                                                  PAGE
Article I       Demised Premises . . . . . . . . . . . . . . . . .   1
Article II      Term of Lease. . . . . . . . . . . . . . . . . . .   1
Article III     Rent . . . . . . . . . . . . . . . . . . . . . . .   2
Article IV      Payment of Taxes & Assessments . . . . . . . . . .   3
Article V       Use of Premises. . . . . . . . . . . . . . . . . .   6
Article VI      Repairs and Maintenance. . . . . . . . . . . . . .   7
Article VII     Compliance with Laws, Ordinances, Etc. . . . . . .   8
Article VIII    Indemnification of Landlord  . . . . . . . . . . .  10
Article IX      Mechanic's Liens . . . . . . . . . . . . . . . . .  10
Article X       Landlord's Right to Perform Tenant's Covenants . .  12
Article XI      Insurance. . . . . . . . . . . . . . . . . . . . .  12
Article XII     Damage or Destruction. . . . . . . . . . . . . . .  15
Article XIII    Condemnation . . . . . . . . . . . . . . . . . . .  18
Article XIV     Default Provisions . . . . . . . . . . . . . . . .  24
Article XV      Arbitration. . . . . . . . . . . . . . . . . . . .  29
Article XVI     Assignment; Mortgage; Subletting . . . . . . . . .  30
Article XVII    Mortgage of the Fee  . . . . . . . . . . . . . . .  31
Article XVIII   Quiet Enjoyment  . . . . . . . . . . . . . . . . .  32
Article XIX     Estoppel Certificate . . . . . . . . . . . . . . .  32
Article XX      Notices. . . . . . . . . . . . . . . . . . . . . .  33
Article XXI     Surrender of Premises. . . . . . . . . . . . . . .  34
Article XXII    Re-Entry . . . . . . . . . . . . . . . . . . . . .  34
Article XXIII   Cumulative Remedies-No Waiver - No Oral Change . .  35
Article XXIV    Effect of Sale . . . . . . . . . . . . . . . . . .  36
Article XXV     Captions . . . . . . . . . . . . . . . . . . . . .  37
Article XXVI    Covenants to Bind and Benefit  . . . . . . . . . .  37
Article XXVII   Execution of Short Form Lease  . . . . . . . . . .  37
Article XXVIII  Renewal Options    . . . . . . . . . . . . . . . .  38
Article XXIX    Option to Purchase . . . . . . . . . . . . . . . .  42
Article XXX     Right of First Offer . . . . . . . . . . . . . . .  48

EXHIBITS

Exhibit A   -   Real Property Description                          A-1

                                    LEASE
                                    -----

     THIS LEASE, entered into as of the 1st day of September, 2002 between STEPAR LEASING, LLC, a New York limited liability company having an office at One Norden Lane, Huntington Station, New York 11746 ("Landlord") and AMERICAN TECHNICAL CERAMICS CORP., a Delaware corporation having an office at One Norden Lane, Huntington Station, New York 11746 ("Tenant").

                                  WITNESSETH:
                                  ----------

                                    ARTICLE I

                                DEMISED PREMISES
                                ----------------

     That the Landlord, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained, on the part of the Tenant, its successors and assigns, to be paid, kept and performed, has demised and leased, and by these presents does demise and lease unto the Tenant, and the Tenant does hereby take and hire, upon and subject to the conditions hereinafter expressed, the real property bounded and described on Exhibit A hereto annexed and made part hereof.

     The term "demised premises" as hereinafter used in this Lease, shall be deemed to include the land, as described in Exhibit A, and the buildings and improvements located thereon.

                                   ARTICLE II

                                  TERM OF LEASE
                                  -------------

     TO HAVE AND TO HOLD the said demised premises unto the Tenant, for and during a term commencing as of September 1, 2002 (the "Commencement Date") and terminating on September 30, 2007 (the "Expiration Date") unless the said term shall be sooner terminated or extended as hereinafter provided.

                                   ARTICLE III

                                      RENT
                                      ----
     The Tenant covenants and agrees to pay to the Landlord, in advance on the first day of each month during the term of this Lease, an amount equal to one-twelfth (1/12th) of Four Hundred Ten Thousand and 00/100 Dollars ($410,000.00) per annum (the "annual net rental") at the address of the Landlord, as set forth herein, or at any other address of which written notice may be given to the Tenant. The annual net rental shall be over and above the other and additional payments to be made by the Tenant as provided in this Lease. In addition, commencing as of January 1, 2004, and as of January 1 of each succeeding calendar year during the term of this Lease, Tenant shall pay to Landlord as rent hereunder an annual amount equal to the percentage increase (but not decrease) in the Price Index (hereinafter defined) for such month over the Price Index for January, 2003, multiplied by the annual net rental set forth above. Such amount shall be payable in advance in equal monthly installments on the first day of each calendar month during the term of this Lease. For purposes of this Lease, the phrase "Price Index" shall mean the Consumer Price Index for All Urban Consumers (New York City) (1982-84), published by the Bureau of Labor Statistics of the United States Department of Labor, specified for "All Items," or, if the same is no longer published, a successor or substitute index reasonably selected by Landlord.

     It is the purpose and intent of the Landlord and Tenant that the rent specified herein shall be absolutely net to the Landlord so that this Lease shall allow to the Landlord the rent and additional rent specified herein.

     Except where otherwise expressly provided for herein, throughout the entire term of this Lease, the Tenant will also pay without notice and without abatement, deduction or set-off, as additional rent, all sums, Impositions (as defined in Article IV), costs, expenses and other payments which Tenant in any of the provisions of this Lease assumes to pay and in the event of any non-payment thereof, the Landlord shall have (in addition to all other rights and remedies) all the rights and remedies provided for herein or by law in the case of non-payment of the base or net rent.

                                   ARTICLE IV

                         PAYMENT OF TAXES & ASSESSMENTS
                         ------------------------------

     Tenant will pay or cause to be paid before any fine, penalty, interest or cost which may be added thereto for the non-payment thereof, all realty tax increases assessed after the fiscal year July 1, 2002 to June 30, 2003, assessments, water and sewer rents, rates and charges, charges for public utilities, excises, levies, license and permit fees and other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time during the term of this Lease may have been or may be assessed, levied, confirmed, imposed upon, or grow out of or in respect of or become a lien on the demised premises or any part thereof or any appurtenance thereto, or with respect to any personal property installed upon the premises of with respect to any use or occupation of the demised premises. All such taxes, assessments, water and sewer rents, rates and charges, excises, levies, license fees and other governmental charges being hereinafter referred to as "Impositions," and any of the same being hereinafter referred to as an "Imposition."

     If by law any Imposition may, at the option of the taxpayer, be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same, together with any accrued interest on the unpaid balance of such Imposition, in installments and, in such event, shall pay such installments as may become due during the term of this Lease as the same respectively become due and before any fine, penalty, further interest or cost may be added thereto.

     Nothing herein contained shall require Tenant to pay income taxes assessed against the Landlord, or any estate, succession or transfer taxes of the Landlord; provided, however, that if at any time during the term of this Lease the present method of taxation or assessment shall be changed so that the whole or any part of the taxes, assessments, levies, Impositions or charges now levied, assessed or imposed on real estate and the improvements thereon shall be levied, assessed and imposed wholly or partially, either as a capital levy or otherwise, on the rents received therefrom or any tax, assessment, levy, Imposition or charge or any part thereof which shall be measured by or based in whole or in part upon the land or upon the buildings constituting a portion of the demised premises or the personal property therein contained and shall be imposed upon the Landlord, then all such taxes, assessments, levies, Impositions or charges or the part thereof so measured or based shall be deemed to be included within the term "Impositions" for the purposes hereof, to the extent that such tax would be payable, if the demised premises or personal property were the only property of the Landlord subject to such tax and Tenant will pay and discharge the same as herein provided in respect of the payment of Impositions.

     Tenant will furnish to the Landlord, within thirty (30) days after the date when any Imposition would become due and payable, official receipts of the appropriate taxing authorities, or other evidence satisfactory to Landlord evidencing the payment thereof.

     The Tenant shall have the right to contest the amount or validity of any Imposition by appropriate legal proceedings (but this shall not be deemed or construed in any way as relieving, modifying or extending the Tenant's covenants to pay or its covenants to cause to be paid any such Imposition at the time and in the manner as in this Article provided), on condition, however, that such legal proceedings shall not operate to prevent the collection of the Imposition so contested and shall not cause the sale of the demised premises, or any part thereof, to satisfy the same, and the Tenant shall have deposited with a bank or trust company, as Trustee, as security for the payment of such Imposition, money in an amount sufficient to pay such Imposition, together with all interest and penalties in connection therewith, and all charges that may or might be assessed against, or become a charge on, the demised premises, or any part thereof, in said legal proceedings. Upon termination of such legal proceedings, or at any time when the Landlord shall deem in Landlord's reasonable discretion the moneys deposited with said bank or trust company to be insufficient security for the purpose for which they are deposited, the Tenant shall forthwith, upon demand, deposit with such depository, such additional money as is sufficient and necessary for the purpose for which said money was originally deposited, and upon failure of the Tenant so to do, the said moneys so deposited shall be applied to the payment, removal and discharge of said Imposition and the interest and penalties in connection therewith and the charges and costs accruing in such legal proceedings, and the balance, if any, shall be paid to the Tenant, provided the Tenant is not in default under this Lease. In the event that such moneys shall be insufficient for this purpose, the Tenant shall forthwith pay over to the Landlord an amount of money sufficient, together with the moneys so deposited pursuant to this Article, to pay the same. In the event of any default by the Tenant under this Lease, the Landlord is authorized to use the money deposited under this Article to apply on account of such default or to pay the said Imposition. The Tenant shall not be entitled to interest on the moneys deposited pursuant to this Article.

     The Landlord agrees to join in any such proceedings if the same be required to legally prosecute such contest of the validity of such Imposition; provided, however, that the Landlord shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any proceedings brought by the Tenant; and the Tenant covenants to indemnify and save harmless the Landlord from any such costs and expenses. The Tenant shall be entitled to any refund of any such Imposition and penalties or interest thereon which have been paid by the Tenant or paid by the Landlord and for which the Landlord has been fully reimbursed.

     The certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any such Imposition, of the non-payment of any such Imposition, shall be conclusive evidence that such Imposition is due and unpaid at the time of the making or issuance of such certificate, advice or bill.

                                    ARTICLE V

                                 USE OF PREMISES
                                 ---------------

     The Tenant shall use the demised premises, without warranty by the Landlord as to such use being permissible thereon, for the manufacture of electronic components, or such other lawful use or uses which are permitted under the zoning ordinances of the Town of Huntington Station as they are presently constituted or may hereafter be constituted, which uses would not require any variance or change of zone or specified uses necessitating a public hearing before an appropriate board of the Town of Huntington Station, and the Tenant will not use or allow the demised premises or any part thereof to be used or occupied for any unlawful purpose or in violation of any Certificate of Occupancy or Certificate of Compliance covering the use of the demised premises or any part thereof or in violation of any permit or requirements connected with the use of the demised premises or any part thereof and will not suffer any act to be done or any condition to exist in the demised premises or any part thereof or any article to be brought thereon which may be dangerous, unless safeguarded as required by law, or which may, in law, constitute a nuisance, public or private, or which may make void or voidable any insurance then in force with respect thereto.

     Tenant hereby grants unto the Landlord permission for it or its authorized representatives to enter the demised premises at all reasonable times, and upon 24 hours notice and without interference with Tenant's business, for the purpose of inspecting the same and making all necessary repairs thereto and performing any work thereon that may be necessary by reason of Tenant's failure to make such repairs or perform any such work or to commence the same after written notice from Landlord. Nothing herein shall imply any duty on the part of the Landlord to do any such work, and performance thereof by the Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. The Landlord shall have the right to enter the demised premises at all reasonable times, and upon 24 hours notice and without interference with Tenant's business, during the usual business hours, for the purpose of showing same to prospective purchasers or mortgagees, if any, of the demised premises.

                                   ARTICLE VI

                             REPAIRS AND MAINTENANCE
                             -----------------------

     Tenant agrees that, beginning on the date it takes possession of the demised premises and continuing throughout the term of this Lease, at its sole cost and expense, it will keep and maintain the demised premises, including, without limitation, any altered, rebuilt or additional buildings, structures, equipment, machinery, fixtures, furnishings and other personal property, improvements and appurtenances thereto, in good repair and appearance, and will with reasonable promptness make all structural and nonstructural, foreseen and unforeseen, and ordinary and extraordinary changes, repairs and replacements of every kind and nature which may be required to be made upon or in connection with the demised premises or any part thereof in order to keep and maintain the demised premises in such good repair and appearance. All such changes, repairs and replacements shall be of first class quality sufficient for the proper maintenance and operation of the demised premises. Tenant shall not permit the accumulation of waste or refuse matter, nor permit anything to be done on the demised premises which would invalidate or prevent the procurement of any insurance policies which may at any time be required pursuant to the provisions of Article XI. Landlord shall not be required to maintain, repair or rebuild or to make any alterations, replacements or renewals of any nature or description in or to the demised premises or any part thereof, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to maintain the demised premises or any part thereof in any way, and Tenant hereby expressly waives any right to make repairs at the expense of Landlord which may be provided for in any statute or law in effect at the time of the execution of this lease or any statute or law which may thereafter be enacted.

                                   ARTICLE VII

                     COMPLIANCE WITH LAWS, ORDINANCES, ETC.
                     --------------------------------------

     The Tenant shall, throughout the demised term, and at no expense whatsoever to the Landlord, promptly comply, or cause compliance, with all laws and ordinances and the orders, rules, regulations and requirements of all federal, state, county and municipal governments and appropriate departments, commissions, boards and officers thereof, structural or non-structural, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same shall presently be within the contemplation of the parties hereto or shall involve any change of governmental policy or require structural or extraordinary repairs, alterations or additions and irrespective of the cost thereof, which may be applicable to the demised premises, including, without limitation, the fixtures and equipment thereof and the sidewalks, curbs and vaults, if any, adjoining the demised premises.

     The Tenant shall have the right to contest by appropriate legal proceeding, before any tribunal having jurisdiction, whether judicial or administrative, without cost or expense to the Landlord, the validity of any law, ordinance, order, rule, regulation or requirement of the nature herein referred to; provided, however, that if requested to do so by the Landlord, the Tenant shall first furnish to the Landlord a bond, in form and amount, and issued by a surety company reasonably satisfactory to the Landlord, guaranteeing to the Landlord compliance by the Tenant with such law, ordinance, order, rule, regulation or requirement, and indemnifying the Landlord against any and all liability, loss and damage which the Landlord may sustain by reason of the Tenant's failure or delay in complying therewith. The Landlord shall have the right, but shall be under no obligation, to contest by appropriate legal proceedings, at the Landlord's expense, any such law, ordinance, rule, regulation or requirement.

     No abatement, diminution or reduction of the annual rental, or of any additional rent or other charges required to be paid by the Tenant pursuant to the terms of this Lease, shall be claimed by, or allowed to, the Tenant for any inconvenience, interruption, cessation or loss of business or otherwise caused, directly or indirectly, by any present or future laws, rules, requirements, orders, directions, ordinances or regulations of the United States of America, or of the State, County or City governments, or of any other municipal, governmental or lawful authority whatsoever, or by priorities, rationing or curtailment of labor or materials, or by war, civil commotion, strikes or riots, or any matter or thing resulting therefrom, or by any other cause or causes beyond the control of the Landlord, nor shall this Lease be affected by any such cause. No diminution of the amount of space used by the Tenant caused by legally required changes in the construction, equipment, operation or use of the demised premises shall entitle the Tenant to any reduction or abatement of annual rental, additional rent or any other charges required to be paid by the Tenant hereunder.

     Tenant shall likewise observe and comply with the requirement of all policies of public liability and fire insurance and all other policies of insurance at any time in force with respect to the demised premises.

                                  ARTICLE VIII

                           INDEMNIFICATION OF LANDLORD
                           ---------------------------

     Landlord shall not in any event whatsoever be liable for any injury or damage to any person happening on or about the demised premises, or for any injury or damage to the demised premises, or to any property of Tenant, or to any property of any other person, firm, association or corporation on or about the demised premises. Except to the extent arising from Landlord's negligence or willful misconduct, Tenant shall indemnify and save harmless Landlord from and against any and all liability, loss, cost, expense and damages and from and against any and all suits, claims and demands of every kind and nature, including reasonable counsel fees, by or on behalf of any person, firm, association or corporation, arising out of or based upon any accident, injury or damage, however occurring, which shall or may happen on or about the demised premises, or in or about the street parking lots, sidewalks or curbs in front of or adjacent thereto.

     In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice of the Landlord, and at Tenant's expense, shall resist or defend such action or proceeding by counsel approved by Landlord, in writing, such approval not to be unreasonably withheld.

                                   ARTICLE IX

                                MECHANIC'S LIENS
                                ----------------

     The Tenant shall not suffer or permit any mechanic's or artisan's or other liens to be filed or placed or exist against the fee of the demised premises nor against the tenant's leasehold interest in said premises by reason of work, labor, services or materials supplied or claimed to have been supplied to the Tenant or anyone holding the demised premises or any part thereof through or under the Tenant, and nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of the Landlord, expressed or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for specific improvement, alteration or repair of or to the demised premises or any part thereof, nor as giving the Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic's or other liens against these of the demised premises. If any such mechanic's lien shall at any time be filed against the demised premises, the Tenant shall cause the same to be discharged of record within sixty (60) days after the date of filing the same or, in the alternative, the Tenant may bond the lien and deliver a copy of the said bond to the Landlord within the said sixty (60) day period. If the Tenant shall fail to discharge such mechanic's lien or deliver said bond within such period, then, in addition to any right or remedy of the Landlord, the Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or bonding and in such event the Landlord shall be entitled, if the Landlord so elects to compel the prosecution of an action for the foreclosure of such mechanic's lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor with interest, costs and allowances. Any amount paid by the Landlord for any of the aforesaid purposes, or for the satisfaction of any other lien not caused or claimed to be caused by the Landlord, and all reasonable expenses incurred by the Landlord, including reasonable attorneys' fees and other expenses, in defending any such action or in procuring the discharge of such lien, with all necessary disbursements in connection therewith, shall be repaid by the Tenant to the Landlord on demand with interest thereon at the rate of six percent (6%) per annum from the date of payment and if unpaid may be treated as additional rent under the terms of this Lease, and the same may, at the option of the Landlord, be added to any fixed rent then due or thereafter falling due hereunder.

                                    ARTICLE X

                 LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS
                 ----------------------------------------------

     In the event that the Tenant shall default in the performance of any of the terms, covenants and provisions herein contained and shall fail to correct the same after notice, the Landlord may perform the same for the account of the Tenant and the reasonable cost thereof paid by the Landlord in the performance of the same shall be deemed to be additional rent payable by the Tenant for the demised premises, and the same shall be payable to the Landlord on demand, or the same may, at the option of the Landlord, be added to any fixed rent then due or thereafter falling due thereunder; and the Tenant covenants to pay or cause to be paid any such sums or sums as aforesaid; and the Landlord shall have (in addition to any right or remedy of the Landlord) the same rights and remedies in the event of the non-payment thereof by the Tenant as in the case of default by the Tenant in the payment of rent.

                                   ARTICLE XI

                                    INSURANCE
                                    ---------

     Tenant, at its sole cost and expense, will, throughout the entire term of this Lease, keep the land and the building upon the demised premises insurable for the mutual benefit of the Landlord and the Tenant during the term of this Lease against loss or damage by fire and against loss or damage by other risks now embraced by "Extended Coverage" in amounts sufficient to prevent Landlord from becoming a coinsurer under the terms of the applicable policies, but in any event in an amount not less than eighty percent (80%) of the then full insurable value of such building. The term "full insurable value" shall mean actual replacement cost. Such "full insurable value" shall be determined from time to time (but not more frequently than once in any twenty-four (24) calendar months) by a written statement of the Landlord's insurance representative. In the event Tenant should disagree with the amount so stated to be required, then in that event, such "full insurable value" shall be determined by an appraiser, engineer, architect or contractor designated by the Landlord and paid by the Tenant. No omission on the part of the Landlord to request any such determination shall relieve Tenant of any of its obligations under this Article XI.

     Tenant, at its sole cost and expense, but for the mutual benefit of Landlord and Tenant shall maintain:

          (a) Personal injury and property damage liability insurance against claims for bodily injury, death or property damage, occurring thereon, in or about the demised premises, property and passageways, such insurance to afford minimum protection, during the term of this Lease, of not less than $3,000,000 in respect of bodily injury or death to any one person, and of not less than $3,000,000 in respect of any one accident, and of not less than $500,000 for property damage.

          (b) Such other insurance and in such amounts as may from time to time be reasonably required by Landlord against other insurable hazards which are at the time commonly insured against in the case of premises similarly situated, due regard being, or to be, given to the height and type of building, its construction, use and occupancy.

     All insurance provided for in this Article XI shall be effected under valid and enforceable policies issued by insurers of recognized responsibility which are licensed to do business in the State of New York. Upon the commencement of this Lease, and thereafter not less than thirty

(30) days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Article XI, or any other Article of this Lease, originals of the policies bearing notations evidencing the payment or premiums or accompanied by other evidence satisfactory to Landlord of such payment, shall be delivered by Tenant to Landlord.

     All policies of insurance shall be carried in favor of the Landlord, the Tenant and any fee mortgagees, as their respective interest may appear. Each policy or certificate therefor issued by the insurance company shall, to the extent obtainable, contain an agreement by the insurer that such policy shall not be canceled without at least ten (10) days prior written notice to the Landlord or to any mortgagee to whom loss thereunder may be payable.

     If at any time during the term of this Lease Landlord shall request that the amount of liability insurance provided by Tenant as required by the provisions of this Article XI, be increased on the ground that such coverage is inadequate properly to protect the interest of Landlord, or if Landlord shall require other insurance pursuant to other provisions of this Article XI, and Tenant shall refuse to comply with any such request or requirement, the dispute shall be submitted to arbitration as provided in Article XV hereof. Tenant shall thereafter carry the amount, and such kind of insurance as determined by such arbitration to be adequate and required, but in no event shall the amount of public liability insurance be less than the amounts now specified in this
Article XI.

     The Tenant further covenants and agrees, any law to the contrary notwithstanding, that no loss or damage by fire or other casualty of or to the building and improvements at any time on the demised premises, shall operate to terminate this Lease or to relieve or discharge the Tenant from the payment of taxes, insurance premiums, Impositions, rent, additional rent and any moneys to be treated as rent hereunder, as the same becomes due and payable, as hereinbefore provided, or from the performance and fulfillment of any of the Tenant's obligations and undertakings herein.

                                   ARTICLE XII

                              DAMAGE OR DESTRUCTION
                              ---------------------

     In case of casualty to the demised premises resulting in damage or destruction, Tenant shall promptly give written notice thereof to Landlord. Regardless of the amount of any such damage or destruction, Tenant shall at its sole cost and expense, provided that sufficient insurance proceeds are available and subject to the terms and conditions of any mortgage encumbering the demised premises, restore, repair, replace, rebuild or alter the same as nearly as possible to its value, condition and character immediately prior to such damage or destruction, unless Tenant and Landlord mutually agree to revisions or that a different type building be built or that no building be built; provided, however, that in the event sufficient insurance proceeds shall not be available solely as a result of Tenant's gross negligence or willful misconduct, Tenant shall be obligated to restore, repair, replace, rebuild or alter as aforesaid. Notwithstanding the foregoing to the contrary, if Tenant shall only have available insurance proceeds in the amount of eighty percent (80%) of the replacement cost based on the amount of insurance carried by Tenant, then Tenant shall be responsible for paying the balance of such replacement costs. Such restoration, repairs, replacements, rebuilding or alterations shall be commenced promptly and prosecuted with reasonable diligence, unavoidable delays excepted.

     All insurance money paid to Landlord on account of such damage or destruction, less the actual cost, fees and expenses, if any, incurred in connection with adjustment of the loss, shall be applied by Landlord to the payment of the cost of the aforesaid demolition, restoration, repairs, replacement, rebuilding or alterations, including the cost of temporary repairs or for the protection of property pending the completion of permanent restoration, repairs, replacements, rebuilding or alterations (all of which temporary repairs, protection of property and permanent restorations, repairs, replacement, rebuilding or alterations are hereinafter collectively referred to as the "restoration"), and shall be paid out from time to time as such restoration progresses upon the written request of Tenant which shall be accompanied by the following:

          (1)  A certificate signed by the Tenant, dated not more than thirty
     (30) days prior to such request, setting forth the following:

               (A) That the sum then requested either has been paid by Tenant, or is justly due to contractors, sub-contractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials for the restoration therein specified, the names and addresses of such persons, a brief description of such services and materials, the several amounts so paid or due to each of said persons in respect thereof, that no part of such expenditures has been or is being made the basis, in any previous or then pending request, for the withdrawal of insurance money or has been made out of the proceeds of insurance received by Tenant, and that the sum then requested does not exceed the value of the services and materials described in the certificate.

               (B) That except for the amount, if any, stated (pursuant to the foregoing subclause (1) (A)) in such certificate to be due for services or materials, there is no outstanding indebtedness known to the persons signing such certificate, after due inquiry, which is then due for labor, wages, materials supplies or services in connection with such restoration which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's or materialman's statutory or similar lien upon such restoration or upon the demised premises or any part thereof or upon Tenant's leasehold interest therein.

               (C) That the cost, as estimated by the persons signing such certificate, of the restoration required to be done subsequent to the date of such certificate in order to complete the same, does not exceed the insurance money, plus any amount deposited by Tenant to defray such cost and remaining in the hands of Landlord after payment of the sum requested in such certificate.

          (2) An opinion of counsel or other evidence, reasonably satisfactory to Landlord, to the effect that there has not been filed with respect to the demised premises or any part thereof or upon Tenant's leasehold interest therein any vendor's, mechanic's, laborer's, materialman's or other lien which has not been discharged of record, except such as will be discharged by payment of the amount then requested.

     Upon compliance with the foregoing provisions, Landlord shall, out of such insurance money, pay or cause to be paid to Tenant or the persons named (pursuant to subclause (1) (A) above) in such certificate the respective amounts stated therein to have been paid by Tenant or to be due to it, as the case may be.

     If the insurance money at the time held by Landlord, less the actual cost, fees and expenses, if any, incurred in connection with the adjustment of the loss, shall be insufficient to pay the entire cost of such restoration, Tenant will pay the deficiency.

     Upon receipt by Landlord of satisfactory evidence, of the character required by clauses (1) and (2) above, that the restoration has been completed and paid for in full and that there are no liens of the character referred to therein, any balance of the insurance money at the time held by Landlord shall be paid to Tenant.

     The Tenant shall procure Workmen's Compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the demised premises, and also procure, maintain and furnish to the Landlord general liability builders' risk, and such other insurance and in such amounts as may from time to time be required by the Landlord against other insurable hazards which at the time are commonly insured against in the case of demolition of existing building and improvements and construction of a new building and improvements.

     No destruction of or damage to the demised premises or any part thereof by fire or any other casualty shall permit Tenant to surrender this Lease or shall relieve Tenant from its liability to pay the full rent and additional rent and other charges or Impositions payable under this Lease or from any of its other obligations under this Lease, and Tenant waives any rights now or hereafter conferred upon it by statute or otherwise to quit or surrender this Lease or the demised premises or any part thereof, or to any suspension, diminution, abatement or reduction of rent on account of any such destruction or damage, except to the extent to which the Landlord shall have received and retained a net sum as proceeds of any rent insurance.

     In the event that the Tenant erects any new building and improvements in accordance with the provisions of this Lease, all of the provisions of this Lease with respect to the obligations of the Tenant in connection with any building and improvements on the demised premises shall apply with equal force and effect to such new building and improvements.

                                  ARTICLE XIII

                                  CONDEMNATION
                                  ------------

     1.   DEFINITIONS
          -----------

          (a) A title vesting in a condemnation proceeding is the date fixed by the appropriate law when the condemnor became vested with title and specifically includes a vesting of title de facto - as well as de jure - whichever occurs earlier. Condemnation proceeding shall also include within its definition a private purchase in lieu of condemnation.

          (b) Building improvements include, but are not limited to, stores, offices, apartments and all structures on the land which can be rented or leased for the protection of income to the owner.

          (c) Land improvements are defined to include, without limitation, water and sewer mains and connections, telephone and electric lines, blacktop paving of parking areas and water storage tanks.

          (d) Tenant's fixtures are defined and listed generally and specifically as plumbing, heating, air conditioning, special water lines, installation costs of heavy machinery, built-in cabinets, refrigerators, freezers, storage rooms, fish tanks and their associated components.

          (e) The Tenant shall have no claim in any condemnation proceeding in the event of a total or partial taking unless the rental specified in this Lease is less than the economic or market value rental for this space on the day of taking. Value of the land means the value of the demised premises as if vacant, unencumbered and unimproved on the date of vesting.

          (f) Partial taking is defined as the taking of less than fifty percent (50%) of the land and buildings thereon.


     2.   LEASE
          -----

     If, at any time during the term of this Lease, title to the whole or substantially all the demised premises shall be taken in condemnation proceedings or by any right of eminent domain, then and in that event, this Lease shall terminate on the date of such taking and the rent and any additional rent reserved herein shall be apportioned and paid to the date of such taking. Substantially all of the demised premises shall be deemed to have been taken if the portion remaining cannot reasonably be used, after restoration, to a complete architectural unit for the conduct and operation of a building for manufacturing electronic components, including necessary accessory parking or adequate access to the demised premises at the grade of streets adjoining the demised premises is denied.

     3.   TOTAL OR SUBSTANTIAL TAKING; DISTRIBUTION OF PROCEEDS
          -----------------------------------------------------

     In the event of total taking or taking of substantially all of the demised premises as hereinabove defined, the rights and interests of the Landlord and Tenant in and to the entire award (including interest), or the aggregate of any separate awards (made by the court or otherwise), after payment of all reasonable fees and expenses incurred by both parties in connection with the establishing and collection of such awards, shall be apportioned as follows:
(a) the Landlord shall be entitled to receive and retain such portion of the award as shall represent compensation for the value of the land and improvements thereon, including severance and consequential damages to the remainder, (b) the Tenant may receive compensation for this leasehold value, if any, subject to the provisions of subdivision 1(e) above set forth, and shall be entitled to compensation for relocation expenses, fixtures owned by it at time of vesting and good will. Tenant's fixtures shall not include the electric wiring, air conditioning ducts, heating units and conduits, floors and ceilings all of which items shall be included in the Landlord's share of the award.

     4.   UNSUBSTANTIAL PARTIAL TAKING (less than 50%)
          --------------------------------------------

     In the event of partial taking or a taking of less than substantially all of the demised premises (as hereinbefore defined) the term of this Lease shall not be reduced or affected in any way and the Tenant shall restore the improvements in accordance with subdivision 4(c) hereinafter set forth. The awards shall be apportioned as follows:

          (a) The Landlord shall first be entitled to receive and retain such portion of the award or awards with the interest thereon as shall represent compensation for the value of the land or the part thereof so taken considered at the option of Landlord as vacant and unimproved, or based on economic value at the time of the taking, plus severance and consequential damages (but after giving effect to the completion of the restoration by Tenant) to the remainder considered as vacant and unimproved.

          (b) If the balance of said award or awards shall be in an amount of Fifty Thousand ($50,000) Dollars or less such awards shall be paid to the Tenant for application by the Tenant to the restoration and repair of the improvements on the demised premises. If the balance of the award be an amount in excess of Fifty Thousand ($50,000) Dollars, then, and in that event, said sum shall be paid to the Landlord as Condemnation Trustee for application pursuant to the terms of sub-section (e) of this clause.

          (c) The Tenant, at its sole cost and expense, and whether or not the award payable under sub-section (b) of this clause shall be sufficient for the purpose, shall proceed with reasonable diligence to construct, repair, alter and restore the remaining part of the demised premises so that said premises will contain complete architectural units for use as a building for manufacturing electronic components and related parking facilities, with that combination of rentable space and facilities for the on-site parking of automobiles which will result in the greatest number of square feet of rentable space permitted by the law of the appropriate municipality or other governmental unit having jurisdiction thereof (such construction, repairs, alterations or restoration, including temporary repairs, referred to in this Condemnation Article XIII as "Restoration").

          (d) The conditions under which the Restoration is to be performed and the method of proceeding with the performing of the same shall be covered by all of the provisions of this Lease relating to the restoration after damage or destruction as provided in Article XII. The cost of the Restoration shall include the reasonable fees of an architect, if any, employed by the Landlord for the purpose of examining and passing upon the plans and specifications and supervising the Restoration.

          (e) If the awards are deposited with the Landlord as Condemnation Trustee under the provisions of sub-section (b) of this clause, the Landlord shall hold, apply, make available and pay over to the Tenant the award in the same manner as is provided with respect to insurance proceeds under the appropriate provisions of this Lease, but subject to the terms of any mortgage encumbering the demised premises and provided that any balance of the award not used for the Restoration shall be divided between Landlord and Tenant as follows:

          (i) The Landlord shall be entitled to receive and retain such portion of the balance of the award or awards with interest thereon as the number of months elapsed since the commencement of the term bears to the number of months from the commencement of the term to the then scheduled expiration of the term, during which the taking occurs.

          (ii) The balance of any award or awards shall belong to the Tenant, subject to the provisions of subdivision 1(e) above set forth.

          (f) In the event of a taking as described herein, there shall be no abatement of rent allowed to Tenant.

     5.   TEMPORARY EASEMENT TAKING
          -------------------------

     If the whole or any part of the demised premises or of Tenant's interest in this Lease shall be taken in condemnation proceedings or by any right of eminent domain for a temporary use or occupancy, the term of this Lease shall not be reduced or affected in any way. Tenant shall continue to pay in full the rent, additional fees and other charges herein reserved, in the manner and at the times herein specified without reduction or abatement, and, except only to the extent that Tenant is prevented from so doing by reason of any order of the condemning authority, Tenant shall continue to perform and observe all of the other covenants, agreements, terms and provisions of this Lease as though such taking had not occurred.

     In the event of any such taking, Tenant shall be entitled to receive the entire amount of any award made for such taking whether such award is paid by way of damages, rent or otherwise, unless such period of temporary use or occupancy shall extend beyond the expiration date upon the term of this Lease. In such latter case, the award, after payment to Landlord therefrom of the estimated cost of Restoration of the demised premises to the extent that any such award is intended to compensate for damage to the demised premises, shall be apportioned between Landlord and Tenant as of such date of expiration in the same ratio with the parts of the entire period for which such compensation is made falling before the date of expiration and that part falling after, bear to such entire period; provided, however, that if the portion of the award payable
                    --------  -------
to Tenant is made in lump sum or is payable to Tenant other than in equal monthly installments, Landlord shall have a right to collect such portion of Tenant's award as shall be sufficient to meet:

          (a) The payments due to Landlord from Tenant under the terms of this Lease during the period of such temporary use or occupancy and Tenant's obligations with respect to such payments shall abate to the extent of the receipt of such portion of the award by Landlord; and

          (b) The estimated cost of Restoration of the demised premise after such taking if for a period not extending beyond the expiration date of the term of this Lease, which amount shall be made available to Tenant when and if during the term of this Lease Tenant shall have restored the same as nearly as may be reasonably possible to the condition in which the demised premises were immediately prior to such taking.

     6.   SPECIAL CLAUSE FOR TENANT
          -------------------------

     Nothing contained in this Lease shall be deemed a waiver by Tenant of its right to present a claim in the condemnation proceedings for loss of business profits, loss of good will, and moving expenses, and these items shall be compensable as subsequently determined by settlement or after trial as long as the ultimate compensability of these items to the Tenant does not diminish any award to the Landlord. Anything hereinbefore to the contrary notwithstanding, there shall be no reduction of the rent nor shall Tenant have any right to elect that the term hereby granted shall expire because of the acquisition of underground rights of way not permanently transferred with the possession of any structure erected on the demised premises, the land thereunder or the basement space thereunder.
                                   ARTICLE XIV

                               DEFAULT PROVISIONS
                               ------------------

     If, during the term of this Lease, default shall be made in the due and punctual payment of any rent or any additional rent or Impositions payable under this Lease, when and as the same shall become due and payable, and such default shall continue for a period of thirty (30) days after written notice, or if default by the Tenant shall be made in the performance or compliance with any of the covenants, agreements, terms or conditions contained in this Lease other than those referred to above in this paragraph and such default shall continue for a period of thirty (30) days after written notice thereof from the Landlord to Tenant, or in the case of default or contingency which cannot with due diligence be cured within such period of thirty (30) days the Tenant fails to proceed with all due diligence to cure the same and thereafter to prosecute the curing of such default with all due diligence (it being intended that in connection with a default not susceptible of being cured with due diligence within thirty (30) days that the time of Tenant within which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence); or

     If the Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the demised premises, or if within thirty (30) days after the commencement of any proceeding against Tenant seeking any such reorganization, arrangement, readjustment, liquidation, dissolution or similar relief, such proceeding shall not have been dismissed, or if within thirty (30) days after the appointment without the consent or acquiescence of Tenant of any Trustee, receiver or liquidator of Tenant or all or any substantial part of its properties or of the demised premises, such appointment shall not have been vacated or stayed or appealed or otherwise, or if within thirty (30) days after the expiration of any such stay, such appointment shall not have been vacated, then and in any such of the events hereinabove set forth Landlord at any time thereafter may give written notice to Tenant specifying any event or events of default and stating that this Lease and the term hereby demised shall expire and terminate on the day specified in the notice, which shall be at least ten (10) days after the giving of such notice and upon the date specified in such notice, this Lease and the term hereby demised and all rights of the Tenant under this Lease shall expire and terminate and Tenant shall remain liable as hereinafter set forth.

     Upon any such expiration or termination of this Lease due to any of the provisions herein or any termination by summary proceedings or otherwise, Tenant shall quit and peacefully return the demised premises and the then building thereon to the Landlord without any payment therefor by Landlord and Landlord, upon or at any time after any such expiration or termination, may, without further notice, enter upon and re-enter the demised premises, possess and repossess itself thereof by force, summary proceedings, ejectment or otherwise and may dispossess Tenant and remove Tenant and all other persons and property from the demised premises and may have, hold and enjoy the demised premises and the building thereon and the right to receive all rental income of and from the same.

     At any time or from time to time after any such expiration or termination pursuant to the preceding paragraphs hereof, or any other termination by summary proceedings or otherwise, Landlord shall be free to relet the demised premises or any part thereof in the name of the Landlord or otherwise for such terms or terms which may be greater or less than the period which would otherwise be constituting the balance of the term of this Lease, and all such conditions, which may include concessions of free rent, as Landlord, in its uncontrolled discretion, may determine, and may collect and receive the rents thereof. Landlord shall, in no way, be responsible or liable for any failure to relet the demised premises or any part thereof or any failure to collect any rent due upon any such reletting.

     No expiration or termination of this Lease, pursuant to any of the paragraphs of this Article or any termination by summary proceedings or otherwise, shall relieve Tenant of its liability and obligation under this Lease and such liability and obligation shall survive any such expiration or termination. In the event of any expiration or termination, whether or not the demised premises or any part thereof have been relet, Tenant shall pay to the Landlord the net rent and all other charges required to be paid by Tenant to the time of such expiration or termination of this Lease, and thereafter Tenant, until the end of what would have been the term of this Lease in the absence of such expiration or termination, shall be liable to Landlord for, and shall pay to Landlord, as and for liquidated and current damages for Tenant's default, the equivalent of the amount of the rents, additional rents, charges and Impositions which would be payable under this Lease by Tenant, if this Lease were still in effect, less the net proceeds of any reletting effected pursuant to the provisions of a paragraph of this Article, after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage and management commissions, operating expenses, legal fees and expenses, alteration costs and expenses of preparation of such reletting.

     Tenant shall pay such current damages (herein called "deficiency") to Landlord monthly on the 1st day of each month as the same would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant any monthly deficiency as the same shall arise.

     Tenant for itself and anyone having any interest in the leasehold, hereby expressly waives, so far as permitted by law, service of any notice of intention to re-enter provided for by statute or of the institution of legal proceedings to that end. Tenant also waives any and all right of redemption or re-entry or repossession or to restore the operation of this Lease in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease. The terms

"enter", "re-enter", "entry", or "re-entry", as used in this Lease are not restricted to their technical legal meaning.

     No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to fail to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuation of such breach shall constitute a waiver of any such breach of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by either party and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other party. No waiver or breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any now existing or subsequent breach thereof.

     In the event of any breach or threatened breach by Tenant of any of the covenants, agreements, terms or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise, through reentry, summary proceedings and other remedies which are provided for in this Lease.

     Each right and remedy of Landlord provided in this Article XIV shall be cumulative and shall be in addition to (a) every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and (b) the exercise or beginning of any exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or equity or by statute or otherwise.

                                   ARTICLE XV

                                  ARBITRATION
                                  -----------

     Unless the terms of this Lease provide otherwise, in the event of any disagreement or dispute between the parties to this Lease or their successors in interest, or in the event of the necessity of appraisal or arbitration for any purpose or cause whatsoever, each party agrees to appoint a fit, unbiased person within thirty (30) days after notice in writing of the dispute and after notice of the necessity for arbitration and to advise the other party of the choice.
On the failure of either party to appoint an arbitrator within ten (10) days after notification of the appointment by the other party, the person appointed as arbitrator may appoint an arbitrator to represent the party in default. The two arbitrators appointed in either manner above provided shall then proceed to act and to appraise or to settle the dispute or disagreement. In the event of their inability to reach a result, they may agree to call in a third fit and responsible party and in the event of such inability to agree on such a third arbitrator, the then Presiding Justice of the Appellate Division of the Second Department shall appoint him and on the failure of the then Presiding Justice to act, application may be made by either arbitrator to any other Justice of the Appellate Division in the order or seniority for the appointment of a third arbitrator. The Landlord and Tenant agree each to pay one-half of the expense and reasonable fees of the arbitrators, and to be bound by their decision.

     In cases where the matter arbitrated consists of the appraisal or valuation of the premises, the arbitrators shall each be real estate appraisers who shall meet the qualifications set forth in Article XXIX(h) and (i) hereof.

                                   ARTICLE XVI

                        ASSIGNMENT; MORTGAGE; SUBLETTING
                        --------------------------------

     Tenant shall not sublet the premises nor any part thereof, nor assign, mortgage or otherwise encumber or dispose of this Lease or any interest therein, nor grant concessions or licenses for the occupancy of the premises, or any part thereof, without Landlord's prior written consent in each of the foregoing cases, except that Tenant shall have the right to sublet the demised premises or assign this Lease if the sublessee or assignee is a corporation which is an affiliate or wholly-owned subsidiary of Tenant, or which may, as a result of a reorganization, merger or consolidation, succeed to the entire business carried on by Tenant at such time, provided the following conditions are complied with:

          (a) The assignment and/or subletting must be, respectively, of all of Tenant's leasehold interest and of the entire premises and, in the case of an assignment, shall also transfer to the assignee all of the Tenant's right in, and interest under, this Lease including the security, if any, deposited hereunder.

          (b) At the time of such assignment and/or subletting, this Lease must be in full force and effect without any breach or default thereunder beyond applicable notice and cure periods on the part of the Tenant.

          (c) The assignee or sublessee shall assume, by written recordable instrument, in form and consent satisfactory to Landlord, the due performance of all of Tenant's obligations under this Lease, including any accrued obligations, at the time of the assignment or subletting.

          (d) A copy of the assignment or sublease and the original assumption agreement (both in form and content satisfactory to the Landlord) fully executed and acknowledged by the assignee and/or sublessee together with a certified copy of a properly executed corporate resolution authorizing such assumption agreement, shall be mailed to the Landlord within ten (10) days from the effective date of such assignment or subletting.

          (e) Such assignment and/or subletting shall be upon and subject to all the provisions, terms, covenants and conditions of this Lease, and the Tenant (and any assignee(s) and sublessee(s)), shall continue to be and remain liable thereunder.

     Notwithstanding anything contained in this Lease to the contrary, and notwithstanding any consent by Landlord to any sublease of the demised premises, no subtenant shall assign its sublease nor further sublease the premises without Landlord's prior written consent in each of such cases.

     Tenant's failure to comply with all of the provisions and conditions of this Article XVI and all of the subsections hereof shall, at Landlord's option, render any purported assignment or subletting null and void and of no force and effect, and constitute a breach of this Lease by Tenant.

     If there shall occur any changes in the ownership of and/or power to vote the majority of the outstanding capital stock of Tenant without the prior written consent of Landlord, then Landlord shall have the option to terminate this Lease upon at least thirty (30) days' notice to Tenant.

                                  ARTICLE XVII

                              MORTGAGE OF THE FEE
                              -------------------

     The Tenant accepts this Lease subject and subordinate to any institutional mortgage or mortgages which may at any time hereafter be or become a lien or liens upon the land, building and improvements constituting the demised premises; provided, however, that any such mortgage shall contain a provision
          --------  -------
requiring the mortgagee to notify Tenant, as well as the Landlord, of any defaults thereunder, and permitting the Tenant to make payment of such mortgage payments on behalf of the Landlord mortgagor. Any payments so made by the Tenant shall be deducted from the rents set forth herein. The Tenant shall execute, at any time hereafter, on demand, any instruments, releases or other documents that may be required by any mortgagee or mortgagor for the purpose of subjecting and subordinating this Lease to the lien of any such mortgagee or mortgages, and the failure of the Tenant to execute any such instruments, releases or documents, shall constitute a default hereunder. Notwithstanding anything to the contrary contained in this Lease, including, without limitation, the provisions of this Article XVII, this Lease shall be subject and subordinate to the lien of the Mortgage, dated as of February 9, 1989, between Landlord and Citibank, N.A., as successor-in-interest to European American Bank and any and all rights, including rights of notice, in favor of Citibank, N.A., contained in such Mortgage.
                                  ARTICLE XVIII

                                 QUIET ENJOYMENT
                                 ---------------

     The Landlord covenants and agrees that the Tenant, upon paying the rents, additional rents, and all other charges and Impositions herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, shall lawfully and quietly hold, occupy and enjoy said demise premises during the term of this Lease, without hindrance or molestation of the Landlord, or any person or persons claiming under the Landlord.

                                   ARTICLE XIX

                              ESTOPPEL CERTIFICATE
                              --------------------

     The Tenant agrees at any time and from time to time upon not less than twenty (20) days prior written request by the Landlord to execute, acknowledge and deliver to the Landlord and the Landlord agrees at any time and from time to time upon not less than twenty (20) days' prior written request by the Tenant, to execute, acknowledge and deliver to the Tenant, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications) and the dates to which rents, additional rents and other charges and Impositions have been paid in advance, if any, and whether or not there is any existing default by the Tenant or notice of default served by the Landlord, it being intended that any such statement delivered pursuant to this Article may be relied upon by any prospective purchaser of the fee or leasehold or mortgagee or assignee of any mortgage upon the fee of the demised premises or any prospective assignee of the leasehold estate.

                                   ARTICLE XX

                                    NOTICES
                                    -------

     Any notice or demand which, under the terms of this Lease or under any statute, must or may be given or made by the parties hereto, shall be in writing, and may be given or made by (a) mailing the same by registered mail return receipt requested, (b) personal delivery of the same against a signed receipt, or (c) sending the same by nationally recognized overnight courier service, addressed to the other party at the address hereinabove mentioned. Either party, however, may designate in writing such new or other address to which such notice or demand shall thereafter be so given, made or mailed. Any notice given hereunder by mail shall be deemed delivered when deposited in a United States general or branch post office, enclosed in a registered, prepaid wrapper addressed as hereinbefore provided; any notice given by personal delivery shall be deemed given upon receipt; and any notice given by overnight courier service shall be deemed given when deposited with the courier.

                                   ARTICLE XXI

                              SURRENDER OF PREMISES
                              ---------------------

     On the last day of the term demised, or on the sooner termination thereof, the Tenant shall peaceably and quietly leave, surrender and yield up unto the Landlord the demised premises, broom-clean, in good order and repair, taking into consideration the age of the building at expiration of the term hereof, and except for reasonable wear and tear between the last necessary repair, replacement or restoration made by the Tenant pursuant to its obligations hereunder, together with all alterations, additions and improvements which may have been made upon the premises, except moveable furniture or moveable trade fixtures put in at the expense of the Tenant. If the last day of the term of this Lease falls on Saturday or Sunday, this Lease shall expire on the business day immediately preceding it. The Tenant, on or before said date, shall remove property from the demised premises, and all property not so removed shall be deemed abandoned by the Tenant. If said premises be not surrendered at the end of the term or renewal term, Tenant shall pay to Landlord, as use and occupancy for each month or fraction thereof, which Tenant continues to occupy the demised premises an amount equal to (i) one hundred twenty-five percent (125%) for the first thirty (30) days after the Expiration Date, and (ii) one hundred fifty percent (150%) thereafter, of the annual net rental payable during the last year of the term, unless Landlord and Tenant shall otherwise agree in writing.

                                  ARTICLE XXII

                                    RE-ENTRY
                                    --------

     In the event that this Lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, or in the event that the demised premises shall be abandoned by the Tenant, or become vacant during the said term, the Landlord, or its agents, servants or representatives, may, immediately or any time thereafter, re-enter and resume possession of said premises, and remove all persons and property therefrom, either by summary dispossession proceedings or by a suitable action or proceeding in law, or by force or otherwise, without being liable for any damages therefrom. No re-entry by the Landlord shall be deemed an acceptance of a surrender of this Lease.

                                  ARTICLE XXIII

                CUMULATIVE REMEDIES - NO WAIVER - NO ORAL CHANGE
                ------------------------------------------------

     The specified remedies to which the Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord may be lawfully entitled in case of any breach or threatened breach by the Tenant of any provision of this Lease. The receipt of rent by the Landlord, with knowledge of any breath of this Lease by the Tenant or of any default on the part of the Tenant in the observance or performance of any of the conditions, covenants or provisions of this Lease, shall not be deemed to be a waiver of any provision of this Lease. If the Tenant should make any payment of any amount less than that due hereunder, the Landlord without notice may accept the same as a payment on account; the Landlord shall not be bound by any notation on any check involving such payment nor any statement in any accompanying letter. No failure on the part of the Landlord to enforce any covenant or provision herein contained, nor any waiver of any right thereunder by the Landlord, unless in writing, shall discharge or invalidate such condition, covenant or provision or affect the right of the Landlord to enforce the same in the event of any subsequent breach or default. The receipt by the Landlord of any rent or other sum of money or other consideration hereunder paid by the Tenant after the termination, in any manner, of the term herein demised, or after the giving by the Landlord of any notice hereunder to effect such termination, shall not reinstate, continue or extend the term herein demised, or destroy, or in any manner impair the efficacy of any such notice of termination as may have been given hereunder by the Landlord to the tenant prior to the receipt of any such sum of money or other consideration, unless so agreed to in writing and signed by the Landlord. Neither acceptance of the keys nor any other act or thing done by the Landlord or any agent or employee during the term herein demised shall be deemed to be an acceptance of a surrender of said premises, excepting only an agreement in writing signed by the Landlord accepting or agreeing to accept such a surrender. Any right herein granted to the Landlord to terminate this Lease shall apply to any extension of the term herein demised, and any renewal or renewals thereof and the exercise of any such right during the term herein demised, extended or renewed shall terminate any extension or renewal of the term herein demised and any right on the part of the Tenant thereto. No act or conduct of any nature or character on the part of the Landlord or its agents, servants or employees other than by an agreement in writing signed by the Landlord shall be construed as a waiver of the provisions of this Article XXIII irrespective of any circumstances existing at the time of such act or conduct.

     This instrument contains all the agreements and conditions made between the parties hereto and may not be modified, changed or terminated in whole or in part orally or in any other manner than by an agreement in writing, signed by all the parties hereto or their respective successors in interest.

                                  ARTICLE XXIV

                                 EFFECT OF SALE
                                 --------------

     The term "Landlord", as used in this Lease, means only the owner for the time being of the land, building and improvements containing the demised premises, so that in the event of any sale of said land, building and improvements the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of the Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or between the parties and the purchaser at any such sale, that the purchaser has assumed and agreed to carry out any and all covenants and obligations of the Landlord hereunder.

                                   ARTICLE XXV

                                    CAPTIONS
                                    --------

     The Article captions of this Lease are for convenience and reference only and in no way define, limit or describe the scope of interest of this Lease nor in any way affect this Lease.

                                  ARTICLE XXVI

                COVENANTS TO BIND AND BENEFIT RESPECTIVE PARTIES
                ------------------------------------------------

     It is understood and agreed that all the covenants, agreements, terms, conditions, provisions and undertakings in this Lease contained, shall extend to and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto, the same as if they were in every case named and expressed, and wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply also (whenever and wherever applicable) to the heirs, executors, administrators, successors and assigns of such party.

                                  ARTICLE XXVII

                          EXECUTION OF SHORT FORM LEASE
                          -----------------------------

     The parties will at any time at the request of either one promptly execute duplicate originals of an instrument, in recordable form, which will constitute a short form of this Lease, setting forth a description of the premises, the terms of this Lease and any other portions thereof, excepting the rental provisions, as either party may request. If the precise date of commencement and termination of the term of this Lease are not known at the time of execution of said short form of lease, the parties will, as soon as they are known and at the request of either party, execute a supplemental instrument, in recordable form, setting forth the exact date of commencement and termination of the term.

                                 ARTICLE XXVIII

                                RENEWAL OPTIONS
                                ---------------

     1. Tenant shall have the options to renew or extend the term of this Lease ("Renewal Options") for four five-year renewal or extended terms (each a "Renewal Term" and, collectively, the "Renewal Terms"), the first to commence on September 1, 2007 and to end on August 31, 2012 (the "First Renewal Term"); the second to commence on September 1, 2012 and to end on August 31, 2017 (the "Second Renewal Term"); the third to commence on September 1, 2017 and to end on August 31, 2022 (the "Third Renewal Term") and the fourth to commence on September 1, 2022 and to end on August 31, 2027 (the "Fourth Renewal Term"). Each Renewal Term shall be upon the same terms, covenants and conditions as set forth herein for the term expiring on August 31, 2007 except that:

          (a) any terms, covenants or conditions hereof that are expressly or by their nature inapplicable to the Renewal Terms shall not apply during the Renewal Terms;

          (b) the annual net rental payable by Tenant during each Renewal Term (hereinafter referred to as the "Renewal Rent") shall be an amount equal to the greater of (i) the amount of annual net rental payable by the Tenant during the calendar year 2006 if the first Renewal Term commences, the calendar year 2011 if the Second Renewal Term commences, the calendar year 2016 if the Third Renewal Term commences and the calendar year 2021 if the Fourth Renewal Term commences, and (ii) the fair market rental value of the demised premises to be determined jointly by Landlord and Tenant subject to the provisions of Section 3 hereof and to be calculated as of the commencement date of each of the applicable Renewal Terms on the basis of a new five year letting of the demised premises. Any determination of fair market rental of the demised premises shall be based upon the use of the building by Tenant and all specialized improvements relating thereto, and not solely upon the market rental for general commercial space in the area.

     2. Each of the Renewal Options shall be exercised by Tenant's giving notice of the exercise thereof no later than February 28, 2007 with respect to the Renewal Option for the first Renewal Term, February 28, 2012 with respect to the Renewal Option for the Second Renewal Term, February 28, 2017 with respect to the Renewal Option for the Third Renewal Term and February 28, 2022 with respect to the Renewal Option for the Fourth Renewal Term, time being of the essence; provided, however, that Tenant shall not be entitled to exercise the Renewal Option for any Renewal Term unless (a) at the time of the exercise thereof and on the day immediately preceding the beginning of such Renewal Term this Lease shall be in full force and effect without default beyond applicable grace periods on the part of Tenant, and (b) with respect to the Second Renewal Term, Third Renewal Term and Fourth Renewal Term Tenant shall have exercised its Renewal Option for the immediately preceding Renewal Term.

     3. In the event that Tenant shall exercise the applicable Renewal Option as provided in Section 2 hereof, the Renewal Rent shall be determined jointly by Landlord and Tenant, and such determination shall be confirmed in a writing (hereinafter referred to as a "Rental Agreement") to be executed by Landlord and Tenant not later than the day (hereinafter referred to as the "Determination Date") which shall be ninety (90) days next preceding the commencement of the applicable Renewal Term. In the event that Landlord and Tenant shall have failed to join in executing a Rental Agreement on or before the Determination Date because of their failure to agree upon the Renewal Rent, the Renewal Rent shall then be determined by arbitration as follows:

          (a) Landlord and Tenant shall each appoint an arbitrator by written notice given to the other party hereto not later than thirty (30) days after the Determination Date. If either Landlord or Tenant shall have failed to appoint an arbitrator within such period of time and thereafter shall have failed to do so by written notice given within a period of five (5) days after notice by the other party requesting the appointment of such arbitrator, then such arbitrator shall be appointed by the American Arbitration Association or its successor (by the branch office of which is located closest to the demised premises), upon request of either Landlord or Tenant, as the case may be.

          (b) The two (2) arbitrators appointed as above provided shall appoint a third (3rd) arbitrator by written notice given to both Landlord and Tenant, and, if they fail to do so by written notice given within thirty (30) days after their appointment, such third (3rd) arbitrator shall be appointed as above provided for the appointment of an arbitrator in the event either party fails to do so.

          (c) All of such arbitrators shall be real estate appraisers having not less than ten (10) years experience in appraising the fair market rental value of real estate similar in kind and location to the demised premises and whose appraisals are acceptable to savings banks or life insurance companies doing business in the State of New York.

          (d) Each arbitrator shall certify to Landlord and Tenant whether or not, in the previous three (3) years, the arbitrator or his or her company have
(x) been retained by Landlord or Tenant and/or (y) been involved in an adversarial arbitration or litigation proceeding with either Landlord or Tenant. Landlord and Tenant reserve the right to reject any arbitrator for good cause within ten (10) business days after receipt of the certification provided above.

          (e) The three arbitrators, selected as aforesaid, forthwith shall convene and render their decision in accordance with the then applicable rules of the American Arbitration Association or its successor, which decision shall be strictly limited to a determination of the Renewal Rent as the case may be, within twenty (20) days after the appointment of the third (3rd) arbitrator. The decision of such arbitrators shall be in writing and the vote of the majority of them shall be the decision of all and, insofar as the same is in compliance with the provisions and conditions of this Section 3, shall be binding upon Landlord and Tenant. Duplicate original counterparts of such decision shall be sent forthwith by the arbitrators by certified mail, return receipt requested, to both Landlord and Tenant. The arbitrators, in arriving at their decision, shall take into account the use of the demised premises by Tenant and all specialized improvements relating thereto, and be entitled to consider all testimony and documentary evidence that may be presented at any hearing, as well as facts and data which the arbitrators may discover by investigation and inquiry outside such hearings. If, for any reason whatsoever, including, without limitation, failure of the three arbitrators to render a majority vote, a written decision of the arbitrators shall not be rendered within thirty (30) days after the appointment of the third (3rd) arbitrator, then, at any time thereafter before such decision shall have been rendered, either party may apply to the Supreme Court of the State of New York or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper, to determine the question in dispute consistently with the provisions of this Lease. The cost and expense of such arbitration, proceeding or other action shall be borne equally by Landlord and Tenant.

     4. In the event that Tenant shall exercise a Renewal Option as provided in Section 2 hereof and the Renewal Rent shall not be finally determined pursuant to the terms of Section 3 hereof on or before the applicable commencement date of any Renewal Term, then:

          (a) The annual net rental payable by Tenant during the Renewal Term until the Renewal Rent shall be so finally determined shall, subject to adjustment as provided in Article III hereof, be equal to the annual net rental payable by Tenant during the calendar year immediately preceding the applicable Renewal Term; and

          (b) In the event that the Renewal Rent as finally determined pursuant to the terms of Section 3 hereof, shall be greater than the such calendar year's annual net rent (i) the annual net rental payable by Tenant for the balance of the applicable Renewal Term shall be and become the Renewal Rent as finally determined, and (ii) Tenant shall forthwith pay to Landlord an amount equal to the difference between (x) the sum of the actual rental payments paid to Landlord during the Renewal Term before such final determination, and (y) the sum of the rental payments that Tenant would have paid to Landlord if the Renewal Rent were finally determined prior to the commencement date of the applicable Renewal Term.

                                  ARTICLE XXIX

                               OPTION TO PURCHASE
                               ------------------

          (a) Tenant shall have the one time option (subject to the provisions of Article XXX) to purchase the demised premises for its fair market value (the "Purchase Option") provided that:
 ---------------

          (i) At the time of the exercise thereof and on the date of such purchase (the "Closing Date") this Lease shall be in full force
                              ------------
               and effect without default beyond applicable grace periods on the part of Tenant;

          (ii) Tenant shall give Landlord written notice (the "Option Notice") of its election to exercise the Purchase Option not later than one (1) year prior to the expiration of the term of this Lease or any then operative Renewal Term, time being of the essence; and

          (iii) Tenant shall, as of the date of the Option Notice and the Closing Date, be in actual occupancy of an amount of space equal to at least ninety percent (90%) of the demised premises.

          (b) The purchase price for the demised premises payable by Tenant to Landlord shall be either:

          (i)  an amount equal to the "Fair Market Value" (as defined and
                                       -----------------
               determined in this Article XXIX), which determination shall be as of the date of the Option Notice; or

          (ii) the price determined and submitted with the Option Notice (the "Price Determination Notice"). If Landlord shall dispute Tenant's
                --------------------------
               determination of such price and shall be unable to resolve such dispute with Tenant, then Landlord shall initiate the arbitration process provided for herein by designating its arbitrator in a notice (the "Landlord's Arbitration Notice") to Tenant (which
                            -----------------------------
               notice must specify the name, address and telephone number of the person designated to act as an arbitrator on its behalf) given to Tenant no later than thirty (30) days after Tenant shall have delivered the Price Determination Notice. The determination of the Fair Market Value of the demised premises shall then be made in accordance with the provisions of subsection (c) hereof. If
                                                    --------------
               Landlord fails to deliver the

               Arbitration Notice as provided above, then Tenant's determination of the purchase price in the Price Determination Notice shall be final and conclusive.

          (c) "Fair Market Value" shall mean the fair market value of the demised premises based upon the following factors:

          (i)  that Landlord and Tenant are typically motivated;

          (ii) that Landlord and Tenant are well informed and well advised and each is acting in what it considers its own best interest;

         (iii) that a reasonable time under then existing market conditions is allowed for exposure of the demised premises on the open market;

          (iv) that in the event the demised premises or any portion thereof have been destroyed or damaged by fire or other casualty, such damage has been fully restored;

          (v)  that Tenant will incur no moving or storage costs;

          (vi) that Tenant will incur no holdover or termination charges with respect to any existing leases;

         (vii) that market rents then being charged for comparable space in other similar office buildings are being charged at the demised premises;

        (viii) that the demised premises is considered free and clear of this Lease;

          (ix) that the demised premises is being purchased in "as is" condition and Landlord is not obligated to perform any work or make any improvements of any kind whatsoever; and

          (x) that the demised premises is being sold "subject to" those matters of record existing on the date hereof, other than mortgages, and those matters of record created by or resulting from the acts of Tenant.

          (d) Within thirty (30) days after Tenant's receipt of Landlord's Arbitration Notice, Tenant shall give notice to Landlord specifying the name, address and telephone number of the person designated to act as an arbitrator on Tenant's behalf ("Tenant's Arbitration Notice"). If Tenant fails to deliver the Tenant's Arbitration Notice within the time above specified, then Landlord shall provide an additional notice to Tenant requiring Tenant's appointment of an arbitrator within fifteen (15) days after Tenant's receipt thereof. If Tenant fails to deliver the Tenant's Arbitration Notice within such fifteen (15) day period, then Tenant's arbitrator shall be appointed in the same manner as if both arbitrators cannot agree on the appointment of a third arbitrator as set forth in subsection (f) below.

          (e) If Tenant designates an arbitrator within the time period specified above, the two arbitrators so chosen shall meet within thirty (30) days after Landlord's arbitrator is appointed, and shall exchange sealed envelopes each containing such arbitrator's written determination of the Fair Market Value. Neither arbitrator shall be bound by nor shall either arbitrator make any reference to the determination of the Purchase Price which was previously furnished by Tenant to Landlord. The Fair Market Value specified by Landlord's arbitrator shall herein be called "Landlord's Submitted Value" and the Fair Market Rent specified by Tenant's arbitrator shall herein be called "Tenant's Submitted Value". Copies of such written determinations shall promptly be sent to both Landlord and Tenant. Any failure of either such arbitrator to exchange such determinations shall be deemed acceptance of the other party's arbitrator's determination as the Fair Market Value, if, and only if, such failure persists for ten (10) days after notice to the party for whom such arbitrator is acting.

          (f) If the higher determination of Fair Market Value for the demised premises is not more than 105% of the lower determination of such Fair Market Value, then the Fair Market Value for the demised premises shall be deemed to be the average of the two determinations. If, however, the higher determination is more than 105% of the lower determination, then within ten (10) days after the date the arbitrators submitted their respective fair market rent determinations, the two arbitrators shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment within thirty (30) days after the submission of the respective arbitrators' determinations to Landlord and Tenant, the third arbitrator shall be selected by the parties themselves within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment of an arbitrator meeting the requirements set forth in subsection
(h) below by the branch office of the American Arbitration Association which is located closest to the demised premises or, if it does not then exist, such successor organization as may then exist. Such third arbitrator shall, within thirty (30) days after his appointment, make his own determination of the Fair Market Value and send copies of this determination promptly to both Landlord and Tenant and their arbitrators. Whichever of Landlord's Submitted Value or Tenant's Submitted Value shall be closer to the determination of such third arbitrator shall be averaged with the amount of the determination of the third arbitrator and the result will conclusively be deemed to be the Fair Market Value.

          (g) Each party shall pay the fees and expenses of the arbitrator appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys' fees, witness fees and similar expenses of the parties, which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

          (h) All of such arbitrators shall be real estate appraisers having not less than ten (10) years experience in appraising the fair market value of real estate similar in kind and location to the demised premises and whose appraisals are acceptable to savings banks or life insurance companies doing business in the State of New York.

          (i) Each arbitrator shall certify to Landlord and Tenant whether or not, in the previous three (3) years, the arbitrator or his or her company have
(x) been retained by Landlord or Tenant, and/or (y) been involved in an adversarial arbitration or litigation proceeding with either Landlord or Tenant. Landlord and Tenant reserve the right to reject any arbitrator for good cause within ten (10) business days after receipt of the certification provided above.

          (j) The arbitration shall be conducted, to the extent consistent with this Article XXIX, in accordance with the then prevailing rules of the American Arbitration Association (other than the American Arbitration Association rules relating to the appointment of arbitrators), or such other procedures as are agreed to by the arbitrators or the parties hereto. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrator(s) so rendered in any court of competent jurisdiction.

          (k) In the event the arbitration process is continuing at the end of the term of this Lease or any Renewal Term, Tenant may remain in possession until the Closing Date at the same rental being charged by Landlord in the last month of the term of this Lease or any Renewal Term as applicable.

          (l) Within thirty (30) days after the determination of the purchase price for the demised premises, Landlord and Tenant shall diligently and in good faith negotiate and execute a formal contract of sale for the demised premises. If Landlord and Tenant do not succeed in so negotiating and executing such formal contract of sale within such thirty (30) day period, the Purchase Option shall then and thereupon be extinguished. Time is and shall be of the essence with respect to all of the time periods set forth in this Article XXIX.

          (m) Landlord shall not be deemed to have failed to negotiate such formal contract of sale in good faith by requiring, among other things, (a) that the purchase price be paid by wire transfer or good certified or cashier's check, (b) that Tenant take title to the demised premises in "as is" condition and "subject to" those matters of record existing on the date of such contract, other than mortgages, and (c) that Tenant deposit in escrow with Landlord's counsel a down payment equal to ten (10%) percent of the sales price forfeitable as liquidated damages in the event of Tenant's default under such contract of sale.

          (n) The Closing Date shall occur on a business date fixed by Tenant which is prior to the 45th day following the determination of the purchase price for the demised premises.

          (o) Neither the Purchase Option nor a memorandum thereof shall be recorded against the demised premises.

                                   ARTICLE XXX

                              RIGHT OF FIRST OFFER
                              --------------------

          (a) Provided (i) that this Lease shall then be in full force and effect without default beyond applicable grace periods on the part of Tenant,
(ii) that Tenant has not exercised the Purchase Option or, if Tenant has exercised the Purchase Option, has not, acting diligently and in good faith, executed a formal contract of sale for the demised premises as provided in subsection (l) of Article XXIX hereof, and (iii) that the demised premises are for sale, Landlord shall first give to Tenant notice of Landlord's willingness to sell the demised premises to Tenant for the sales price set forth in such notice (the "Price Notice"). Such sales price shall be the Fair Market Value of the demised premises as of the date of the Price Notice determined, absent agreement thereon by Landlord and Tenant, in accordance with the arbitration procedures set forth in Article XXIX. Tenant shall have fifteen (15) days after such agreement on or determination of the sales price to agree to purchase the demised premises for such price or to reject the Price Notice. If Tenant does not notify Landlord in writing of Tenant's agreement to purchase the demised premises for such sales price within such 15-day period, the Price Notice shall be deemed rejected. If Tenant rejects or is deemed to have rejected the Price Notice, (A) Landlord shall be free to sell the demised premises to any other person or entity at any time for such Fair Market Value or for any higher price and on such commercially comparable terms as may have been set forth in the Price Notice, and (B) the Purchase Option shall be deemed to have been cancelled and revoked (subject to reinstatement if the demised premises are not so sold within 180 days of the rejection or deemed rejection of the Price Notice). If Landlord is offered a price for the demised premises lower than such Fair Market Value which Landlord is willing to accept, Landlord shall not accept such offer unless Landlord again offers the demised premises to Tenant for such lower price by Price Notice as provided herein. Tenant shall have fifteen (15) days after receipt of such Price Notice to agree to purchase the demised premises for such lower price or to reject such Price Notice. If Tenant does not notify Landlord in writing of Tenant's agreement to purchase the demised premises for such lower price within such 15-day period, such Price Notice shall be deemed rejected. If Tenant rejects or is deemed to have rejected such Price Notice, (1) Landlord shall thereafter be free to sell the demised premises to any other person or entity for such price (or any higher price) and on any terms and (2) the

Purchase Option shall be deemed to have been cancelled and revoked (subject to reinstatement of the demised premises are not sold within one hundred eighty
(180) days of such rejection or deemed rejection of the Price Notice). In the event Tenant agrees to purchase the demised premises as provided herein, Landlord and Tenant shall diligently and in good faith negotiate and execute a formal contract of sale for the demised premises within thirty (30) business days after such agreement is given to Tenant. If Landlord and Tenant do not succeed in so negotiating and executing such formal contract of sale within such thirty (30) day period, this limited right of first offer shall then and thereupon be extinguished. TIME IS AND SHALL BE OF THE ESSENCE with respect to all of the time periods set forth in this subsection (a). This subsection (a) shall apply successively to each instance in which Landlord is offered and/or is willing to accept a price for the demised premises lower than the price set forth in the previous Price Notice.

          (b) Landlord shall not be deemed to have failed to negotiate such formal contract of sale in good faith by requiring, among other things, (a) that the purchase price be paid by wire transfer or good certified or cashier's check, (b) that Tenant take title to the demised premises in "as is" condition and "subject to" those matters of record existing on the date of such contract, other than mortgages, and (c) that Tenant deposit in escrow with Landlord's counsel a down payment equal to ten (10%) percent of the sales price forfeitable as liquidated damages in the event of Tenant's default under such contract of sale.

          (c) The closing of the purchase of the demised premises by Tenant shall occur on a business date fixed by Tenant which is prior to the ninetieth
(90th) day following the giving by Landlord of the operative Price Notice.

          (d) Neither this limited right of first offer nor a memorandum hereof shall be recorded against the demised premises.

     IN WITNESS WHEREOF, each of the Landlord and the Tenant has caused this Lease to be executed by its authorized officers and caused its corporate seal to be hereto affixed as of this 1st day of September 2002.


                                         Tenant:

                                         AMERICAN TECHNICAL CERAMICS CORP.



                                         By:
                                             -------------------------------
                                             Name:
                                             Title:

                                         Landlord:

                                         STEPAR LEASING, LLC


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:

                                    EXHIBIT A
                                    ---------

                            REAL PROPERTY DESCRIPTION
                            -------------------------

     The real property known as 15 Stepar Place, Huntington Station, NY 11746, and all buildings and improvements thereon.